Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW

Atlantic Station 201 17th Street, NW | Suite 1700 Atlanta, GA 30363 T 404.322.6000 F 404.322.6050 nelsonmullins.com

March 19, 2026

SmartStop Self Storage REIT, Inc.

10 Terrace Road

Ladera Ranch, CA 92694

Ladies and Gentlemen:

We have acted as counsel to SmartStop Self Storage REIT, Inc. (the “Company”), a Maryland corporation, in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the rules and regulations of the Securities Act of 1933, as amended (the “Act”), of a prospectus supplement, dated March 19, 2026 (the “Prospectus Supplement”), to the Company’s Registration Statement on Form S-3 (File No. 333-292583) filed with the Commission under the Act on January 5, 2026 (the “Registration Statement”), and the related prospectus, dated January 5, 2026, included in the Registration Statement at the time it originally became effective (the “Base Prospectus” and, together with the Prospectus Supplement, the “Prospectus”), relating to the proposed issuance and sale by the Company, from time to time through or to J.P. Morgan Securities LLC, BMO Capital Markets Corp., Evercore Group L.L.C., Huntington Securities, Inc. (“Huntington”), KeyBanc Capital Markets Inc. (“KeyBanc”), M&T Securities, Inc., Raymond James & Associates, Inc.(“Raymond James”), RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated (“Baird”), Scotia Capital (USA) Inc., Truist Securities, Inc., and Wells Fargo Securities, LLC, as agents, forward sellers and/or principals (in any such capacity, collectively, the “Sales Agents”) and JPMorgan Chase Bank, National Association, Bank of Montreal, Huntington, KeyBanc, Raymond James, Baird, Royal Bank of Canada, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers (the “Forward Purchasers”), of shares (the “Shares”) of common stock, $0.001 par value per share, of the Company in an aggregate offering amount of up to $300,000,000. The Shares are to be issued and sold pursuant to that certain Distribution Agreement, dated March 19, 2026, by and between the Company, SmartStop OP, L.P., a Delaware limited partnership, each of the Sales Agents and each of the Forward Purchasers (the “Distribution Agreement”).

For the purpose of rendering this opinion, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, the Base Prospectus and the Prospectus Supplement, including all supplements and amendments thereto.

CALIFORNIA | COLORADO | DISTRICT OF COLUMBIA | FLORIDA | GEORGIA | ILLINOIS | MARYLAND | MASSACHUSETTS | MINNESOTA

NEW YORK | NORTH CAROLINA | OHIO | PENNSYLVANIA | SOUTH CAROLINA | TENNESSEE | TEXAS | VIRGINIA | WEST VIRGINIA

SmartStop Self Storage REIT, Inc.

March 19, 2026

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the federal law of the United States and internal laws of the State of Maryland and the State of New York.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold against payment therefor in accordance with the Distribution Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion letter as Exhibit 5.1 to the Form 8-K and to the references to our firm in the Registration Statement, the Base Prospectus, and the Prospectus Supplement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP